Exhibit 99.1

Alkermes Contacts:

For Investors: Sandy Coombs +1 781 609 6377

For Media: Katie Joyce +1 781 249 8927

Alkermes plc Announces CEO Succession Plan

— Richard Pops to Retire from Role of Chief Executive Officer Following Distinguished 35-year Career with Alkermes —

— Board of Directors Appointed Blair Jackson, Alkermes’ Current Executive Vice President, Chief Operating Officer, as CEO Effective as of August 1, 2026 —

— Richard Pops to Continue to Serve as Chairman of the Alkermes Board of Directors—

DUBLIN – (Business Wire) – Feb. 25, 2026 -- Alkermes plc (Nasdaq: ALKS) (Alkermes) today announced that Richard Pops will retire from his role as Chief Executive Officer (CEO), effective July 31, 2026. Alkermes’ Board of Directors (the Board) appointed Blair Jackson, Alkermes’ current Executive Vice President, Chief Operating Officer, as the company’s next CEO, effective Aug. 1, 2026. Mr. Jackson is also expected to join the Board at that time. Following the transition, Mr. Pops will continue to serve as Chairman of the Board and will act as an advisor to the company’s executive team.

Mr. Pops’ three decades of visionary leadership have shaped the company into a resilient, innovation‑driven leader in neuroscience drug development. He joined Alkermes in 1991 as Chief Executive Officer, four years after the company was founded. Under his leadership, Alkermes has evolved from a nascent organization with 20 employees focused on technologies to deliver medicines through the blood-brain barrier into a leading commercial-stage biopharmaceutical drug development company recognized for its patient‑centered mission, scientific ambition, and commitment to addressing some of the most complex challenges in neuroscience. Today, Alkermes has more than 2,000 employees and has generated annual revenues of approximately $1.5 billion, primarily driven by medicines developed and commercialized by Alkermes. In addition, the company is advancing multiple development candidates focused on orexin agonism, one of the most exciting new therapeutic categories in neuroscience, including alixorexton, which has been granted Breakthrough Therapy designation by the U.S. Food and Drug Administration (FDA) for treatment of narcolepsy type 1. Most recently, the company completed the acquisition of Avadel Pharmaceuticals plc (Avadel), adding an FDA-approved product in the sleep medicine market to Alkermes’ commercial portfolio and providing Alkermes with a commercial organization experienced in narcolepsy, enhancing the company’s ability to unlock the full potential of its late-stage development pipeline focused on central disorders of hypersomnolence.

“It has been a great honor to serve as CEO of Alkermes alongside so many dedicated colleagues over the years. From the beginning, the evolution of this company has been guided by science and driven by purpose—a commitment to follow the data, act with integrity, make a meaningful difference for patients, and create value for our shareholders. Together, we have built a company with a strong financial foundation, commercial medicines that have reached hundreds of thousands of patients with serious mental illness or addiction, and a compelling opportunity ahead in sleep medicine,” said Mr. Pops. “As I prepare to transition the CEO role to Blair later this year, I do so with immense pride in the company we’ve built and conviction in the company’s growth opportunity ahead. Blair has been a trusted partner to me for many years, and I have great confidence in his leadership as the company builds on its success in the neuroscience space. I look forward to continuing to support him and the organization in my continuing role as Chairman as we enter this next chapter.”

“Throughout Richard’s tenure, his leadership has been defined by strategic clarity, bold decision‑making, an unwavering belief in the company’s potential and a profound commitment to some of the country’s most under-served patient populations. His vision shaped not only Alkermes’ strategy and portfolio, but also its culture of integrity, curiosity, and collaboration. The Board is grateful for Richard’s decades of leadership and his continued commitment to the company. We have full confidence in the strength of the organization Richard has built and its potential to continue on its growth trajectory under Blair’s leadership,” said Andy Wilson, Lead Independent Director of the Alkermes Board. “In preparation for this transition, the Board engaged in a thorough and rigorous succession planning process. With his broad skillset and deep knowledge of the business, we are confident that Blair is the right leader to guide Alkermes into its next chapter of growth and impact.”

Mr. Jackson has over 25 years of diverse scientific, operational and business strategy experience in the biopharmaceutical industry. As a key member of Alkermes’ senior executive team, Mr. Jackson has helped guide Alkermes through its recent transformation, contributing to the divestment of the company’s oncology business, the sale of its Athlone manufacturing facility and the acquisition of Avadel.

“I am honored to carry forward Alkermes’ legacy of working to address unmet needs of patients living with complex conditions in the neuroscience space. With a strong commercial business, an exciting pipeline, a deeply committed team, and a clear path for growth, I’m energized by the opportunities ahead to advance our pipeline, leverage our scientific leadership and create value for shareholders,” said Mr. Jackson. “I’ve had the privilege of working alongside Richard for more than twenty years and have learned a great deal from him as he carried out his vision to build Alkermes into the company it is today. I appreciate the Board’s confidence in me and look forward to working closely with them as we enter this next chapter.”

About Blair Jackson

Since joining Alkermes in 1999, Mr. Jackson has served in a variety of roles in both a scientific and corporate capacity. As Alkermes’ Executive Vice President, Chief Operating Officer, a position he has held since January 2021, Mr. Jackson is responsible for Alkermes’ strategic planning and corporate services, leading the organization’s global operations, quality, information technology, business development and corporate planning functions. Mr. Jackson also served as Interim Principal Financial Officer from February 2024 to September 2025.

Prior to assuming his current position, Mr. Jackson most recently served as Senior Vice President, Corporate Planning of Alkermes, Inc. from July 2018 to January 2021, responsible for business development and alliance management, business planning, new product planning, data analytics and market research and corporate operations functions.

Mr. Jackson currently serves on the Board of Directors of Synchronicity Pharma, Inc., a private clinical-stage biopharmaceutical company.

Mr. Jackson earned a bachelor’s degree in Biochemistry from the University of Calgary in Alberta, Canada, a bachelor’s degree in Chemical Engineering and a Master of Business Administration from the University of Alberta, and a Master of Science in Chemical Engineering from the Massachusetts Institute of Technology.

About Alkermes plc

Alkermes plc (Nasdaq: ALKS), a mid-cap growth and value equity, is a global biopharmaceutical company that seeks to develop innovative medicines in the field of neuroscience. The company has a portfolio of proprietary commercial products for the treatment of alcohol dependence, opioid dependence, schizophrenia, bipolar I disorder and narcolepsy. Alkermes’ pipeline includes late-stage clinical candidates in development for narcolepsy and idiopathic hypersomnia, and orexin 2 receptor agonists in early clinical development for other neurological disorders, including attention-deficit hyperactivity disorder (ADHD) and fatigue associated with multiple sclerosis and Parkinson’s disease. Headquartered in Ireland, Alkermes also has a corporate office and research and development center in Massachusetts and a manufacturing facility in Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the company’s expectations concerning its future financial and operating performance, business plans or prospects, including expected drivers of growth and value creation and the anticipated benefits of the Avadel acquisition; the company’s expectations regarding the potential therapeutic and commercial value of its portfolio of development candidates; and the company's expectations with respect to the transition of the CEO role. The company cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: whether the company is able to achieve its financial expectations, including those related to growth and value creation; the expected benefits and value of the Avadel acquisition may not be achieved; clinical development activities may not be initiated or completed on expected timelines or at all; the results of development activities may not be positive, or predictive of future results from such activities, results of future development activities or real-world results; the company’s products or product candidates could be shown to be ineffective or unsafe; the FDA or regulatory authorities outside the U.S. may not agree with the company’s regulatory approval strategies or may make adverse decisions regarding its products; the company may not be able to continue to successfully commercialize its products or support revenue growth from such products; there may be a reduction in payment rate or reimbursement for the company’s products or an increase in related financial obligations to government payers; the company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; the company may not be able to attract and/or retain highly qualified members of its management team and other key clinical and scientific personnel; and those risks and uncertainties described under the heading “Risk Factors” in the company’s most recent Annual Report on Form 10-K and in subsequent filings made by the company with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.